Exhibit 99.1

Black Ridge and S-FDF, LLC Finalize Transaction

Announce New Board Members and Interim CFO

Irving, October 6, 2020 Black Ridge Oil & Gas, Inc. (the “Company” or “Black Ridge”) (OTCQB: ANFC) has finalized its previously announced transaction with S-FDF, LLC related to the freeze-dried foods business.

Recent developments advancing the growth of the Company include the establishment of a new management team, addition of new Board members, and the planned move of the corporate headquarters to Irving, Texas. Production is expected to begin at the Irving-based, 20,000 square foot state-of-the art facility in January of 2021. Additional announcements regarding the Company’s name change and product launch will be forthcoming.

The newly established management team comprises of Ira Goldfarb, Executive Chairman; Claudia Goldfarb, CEO; and the team’s recent addition of Brad Burke, Interim CFO. Mr. Burke brings a wealth of knowledge regarding the SEC and investor relations gained from his recent position as the Senior Vice President of Corporate Finance and Investor Relations at CBRE. In this role he led CBRE’s investor relations strategy, acting as the interface between the company and CBRE’s shareholders. He also led CBRE’s forecasting, budgeting, and financial analysis activities. The addition of this experienced and dynamic executive team will allow the Company to position itself as an industry leader in the better-for-you snack and food space.

Claudia Goldfarb, CEO, stated, “We founded the business to push the boundaries of conventional food systems through innovative and impactful approaches to integrate real food, convenience, and a dedication to our communities and sustainability. We are creating proprietary freeze-dried food products with the unique attributes of vibrant taste, quality nutrition, extended shelf-life, and storage and shipping benefits. With this acquisition and management team we will be able to accomplish these goals.”

Veteran Restaurant Executive Appointed to Company’s Board of Directors

As part of the closing, Ira and Claudia Goldfarb will join the Company’s Board of Directors and the Board adds new independent director, Greg Creed.

Greg Creed, an accomplished restaurant executive and seasoned board member, has been appointed to the Company’s Board of Directors. Mr. Creed most recently held the position of CEO of Yum! Brands, Inc., having previously led Taco Bell as its CEO. Mr. Creed also serves on the boards of Whirlpool Corporation and Aramark Corporation.

“We are ecstatic to welcome Greg to our Board of Directors,” said Ira Goldfarb. “We seek daring and imaginative voices to join our team; Greg’s extensive experience in the food products industry will provide invaluable strategic insight for the growth of the Company.”

“I am very pleased to join the Board ahead of the exciting launch of these incredible products,” said Mr. Creed. “I look forward to working with my fellow directors and management team to grow the Company and further build shareholder value.”

All previous members of the Company’s Board will continue to serve on the Board of Directors.

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About the Company

Black Ridge Oil & Gas is based in Irving, Texas. For additional information, visit the Company's website at www.blackridgeoil.com.

Forward Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

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